UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2023

ALCOA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500 Pittsburgh, Pennsylvania	15212-5858
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 315-2900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Alcoa Corporation (the “Company”) elected Mr. William F. Oplinger to serve as President and Chief Executive Officer of the Company on September 24, 2023 (the “Effective Date”), effective on such date.

On the Effective Date, the Board determined that Mr. Roy C. Harvey, the Company’s current President and Chief Executive Officer, will cease to serve in such roles effective immediately on such date, and appointed him to the position of Strategic Advisor to the Chief Executive Officer until his employment ends with the Company on December 31, 2023 (the “Separation Date”). In connection with his departure from the Company on the Separation Date, Mr. Harvey will receive severance payments and benefits in accordance with the terms and conditions of his Amended and Restated Executive Severance Agreement with the Company, dated and effective as of July 30, 2019, subject to his execution and non-revocation of releases of claims against the Company, and under the applicable terms and conditions of his equity incentive awards. On the Effective Date, Mr. Harvey resigned from his position as a director on the Board, effective immediately on such date.

Mr. Oplinger, 56, had served as the Company’s Executive Vice President and Chief Operations Officer since February 2023 and he will continue to perform those functions. He previously served as the Company’s Executive Vice President and Chief Financial Officer from November 2016 to February 2023. In connection with his appointment as President and Chief Executive Officer of the Company, as of the Effective Date, Mr. Oplinger’s base salary increased to $1,200,000, his annual incentive compensation target opportunity increased to 150% of base salary, and his long-term incentive compensation target opportunity is $8,000,000.

On the Effective Date, the Board also elected Mr. Oplinger to serve as a director on the Board to replace Mr. Harvey, effective immediately on such date. Mr. Oplinger will not serve on any Board committees or receive any fees or other compensation for his service on the Board.

A copy of the Company’s related press release, dated September 24, 2023, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit number	Description

99.1	Press release of Alcoa Corporation dated September 24, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The internet address in the press release attached as Exhibit 99.1 hereto is included only as an inactive textual reference and is not intended to be an active link to the information therein. Information contained on such website, or that can be accessed therein, does not constitute a part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date: September 25, 2023	By:	/s/ Marissa P. Earnest
Marissa P. Earnest
Senior Vice President, Chief Governance Counsel and Secretary